SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    August 9, 2002

HALL, KINION & ASSOCIATES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22869	770337705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2570 North First Street, Suite 400, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 895-5200
Registrant’s telephone number, including area code

Not applicable
(Former name or Former Address, if Changed Since Last Report.)

Item 2.    Acquisition or Disposition of Assets

On August 9, 2002, Hall, Kinion & Associates, Inc., a Delaware corporation (“Hall Kinion”) through a newly formed wholly-owned subsidiary of Hall Kinion, OnStaff Acquisition Corp. (“Subsidiary”), a Delaware corporation, acquired certain net assets of OnStaff, a privately-held group of companies that provides temporary and full-time employees in the real estate, finance and healthcare industries through its 28 office locations in 12 states and its online recruiting and placement websites.TheOnStaff group of companies includes: OnStaff, Inc., a California corporation (“OSI”), Healthcare Staffing Resources, Inc., a California corporation (“HCSR”), and Boardnetwork.com, Inc., a California corporation (“BNI”)(collectively, the “Acquisitions”).

The Acquisitions were accomplished pursuant to the Asset Purchase Agreements with OSI, HCSR, BNI and their shareholders, all dated August 9, 2002 (the “Agreements”). Hall Kinion acquired the assets, net of certain liabilities, in exchange for $18.1 million in cash and 363,057 shares of common stock, valued at $2.9 million. The value of the Hall Kinion common stock was determined in accordance with the Agreements and was based on a thirty-day trailing average closing price prior to the date the transaction was executed. Of the total consideration, $0.5 million in cash and 108,917 shares of stock will be held in an escrow account. The cash held in the escrow account will be released to cover potential tax liabilities, if any, of the sellers. The stock held in the escrow account will be held for up to 18 months following the closing of the transactions for certain indemnification obligations of sellers upon the terms and conditions described in the Agreements. In addition, Hall Kinion agreed to pay OSI, HCSR and BNI up to $13.0 million over three years (the “Earn-Out Payments”), with the actual amount of the Earn-Out Payments being contingent upon the achievement of certain combined Earn-Out milestones as set forth in the Agreements. The source of the cash portion of the consideration was $8.1million cash on hand and $10.0 million under the Company’s line of credit.

Pursuant to the Acquisitions, the immediate distribution of $17.6 million in cash and 254,140 shares of common stock was allocated as follows: (i) OSI for $16.3 million in cash and 233,941 shares of common stock; (ii) HCSR for $1.1 million in cash and 16,906 shares of common stock; and (iii) BNI for $0.2 million in cash and 3,293 shares of common stock.

The Acquisitions will be accounted for using the purchase method in accordance with accounting principles generally accepted in the United States of America. The purchase price of $22.6 million includes the cash of $18.1 million and common stock valued at $2.9 million, both distributed and held in escrow, as well as, transaction costs estimated at $1.6 million. Prior to the acquisitions, OnStaff had no relationship with Hall Kinion or its officers or directors. Hall Kinion’s present intent is to continue such businesses in substantially the same manner as prior to the Acquisitions.

For the year ended December 31, 2001, the OnStaff group of companies reported revenues of approximately $35.2 million.

In connection with an employment agreement for the Chief Executive Officer of OnStaff, Hall Kinion granted an option to such individual covering 250,000 shares of Hall Kinion common stock under the Hall Kinion 1997 Stock Option Plan.

Hall Kinion also entered into a Registration Rights Agreement with the OnStaff shareholders providing piggyback registration rights covering the shares of Hall Kinion common stock issued in the Acquisitions. The Registration Rights Agreement expires one year after the closing date of the Acquisitions.

Acquisitions involve numerous risks including, but not limited to, difficulties in the assimilation of the operations of the acquired companies, the diversion of management’s attention from other business concerns, and the potential loss of key employees of the acquired companies. Achieving the anticipated benefits of the Acquisitions will depend in part upon whether the integration of the companies’ businesses and operations are accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations and by the demands associated with integrating service organizations. The integration of certain operations in connection with the Acquisitions will require the dedication of management resources that may distract attention from the day-to-day business of Hall Kinion. The inability of management to successfully integrate the operations of the companies or any other company that Hall Kinion may acquire, could have a material adverse effect on the business and results of operations of Hall Kinion.

The foregoing description is qualified in its entirety by reference to the OSI Asset Purchase Agreement, the HCSR Asset Purchase Agreement and the BNI Asset Purchase Agreement, copies of which are attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively and incorporated herein by reference. A copy of the press release issued by the Company announcing the acquisitions is attached hereto as an exhibit and is incorporated by reference in its entirety.

Item 5.    Other Events

In connection with the Acquisitions, the Company received funding of $10.0 million under an $18.0 million revolving credit facility dated June 13, 2002 and amended in contemplation of the Acquisitions on August 9, 2002. The amended credit facility expires on May 1, 2004 and bears interest at the lender’s prime rate, or LIBOR plus up to 2.75%. In addition, the agreement requires a commitment fee of 0.15% per annum, an unused line fee of up to 0.25% per annum and an early termination fee of $60,000 if the facility is terminated before expiration. Borrowings under the facility are limited to 80% of eligible accounts receivable plus held cash balances less availability reserves, and are secured by essentially all of the Company’s assets. The facility contains covenants requiring Hall Kinion to maintain minimum levels of cash, profitability and net worth and specific ratios of working capital and debt to operating cash flow. The First Amendment to Revolving Loan and Security Agreement between the Registrant and Comerica Bank is attached hereto as an exhibit and is incorporated by reference in its entirety.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

A.  Financial Statements of the Businesses Acquired

To be filed by amendment within 60 days of the date of this report pursuant to Instruction (a)(4).

B. Pro Forma Financial Information

To be filed by amendment within 60 days of the date of this report pursuant to Instruction (a)(4).

C.  Exhibits

2.1
OSI Asset Purchase Agreement by and among Hall, Kinion & Associates, Inc., and OnStaff Acquisition Corp., on the one hand, and OnStaff, Jeffrey A. Evans, Matthew Johnston Grantor Retained Annuity Trust dated April 23, 2001, Diane Prince Johnston Grantor Retained Annuity Trust dated April 23, 2001, Matthew and Diane Johnston 2001 Irrevocable Gift Trust dated April 23, 2001, Johnston Living Trust dated March 27, 2001 and Matthew Johnston, as Seller Representative, on the other hand, dated August 9, 2002.

2.2
HCSR Asset Purchase Agreement by and among Hall, Kinion & Associates, Inc., and OnStaff Acquisition Corp., on the one hand, and Healthcare Staffing Resources, Jeffrey A. Evans, Matthew Johnston Grantor Retained Annuity Trust dated April 23, 2001, Diane Prince Johnston Grantor Retained Annuity Trust dated April 23, 2001, Matthew and Diane Johnston 2001 Irrevocable Gift Trust dated April 23, 2001, Johnston Living Trust dated March 27, 2001 and Matthew Johnston, as Seller Representative, on the other hand, dated August 9, 2002.

2.3
BNI Asset Purchase Agreement by and among Hall, Kinion & Associates, Inc., and OnStaff Acquisition Corp., on the one hand, and Boardnetwork.com, Jeffrey A. Evans, Matthew Johnston Grantor Retained Annuity Trust dated April 23, 2001, Diane Prince Johnston Grantor Retained Annuity Trust dated April 23, 2001, Matthew and Diane Johnston 2001 Irrevocable Gift Trust dated April 23, 2001, Johnston Living Trust dated March 27, 2001 and Matthew Johnston, as Seller Representative, on the other hand, dated August 9, 2002.

4.4	Registration Rights Agreement.

10.10	First Amendment to Revolving Loan and Security Agreement between the Registrant and Comerica Bank dated August 9, 2002.

99.1	Press Release dated August 9, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Hall Kinion has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL, KINION & ASSOCIATES, INC.

By:	/s/ MARTIN A. KROPELNICKI
Martin A. Kropelnicki Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Date:    August 23, 2002

EXHIBIT INDEX

Exhibit Number	Description

2.1
OSI Asset Purchase Agreement by and among Hall, Kinion & Associates, Inc., and OnStaff Acquisition Corp., on the one hand, and OnStaff, Jeffrey A. Evans, Matthew Johnston Grantor Retained Annuity Trust dated April 23, 2001, Diane Prince Johnston Grantor Retained Annuity Trust dated April 23, 2001, Matthew and Diane Johnston 2001 Irrevocable Gift Trust dated April 23, 2001, Johnston Living Trust dated March 27, 2001 and Matthew Johnston, as Seller Representative, on the other hand, dated August 9, 2002.

2.2
HCSR Asset Purchase by and among Hall, Kinion & Associates, Inc., and OnStaff Acquisition Corp., on the one hand, and Healthcare Staffing Resources, Jeffrey A. Evans, Matthew Johnston Grantor Retained Annuity Trust dated April 23, 2001, Diane Prince Johnston Grantor Retained Annuity Trust dated April 23, 2001, Matthew and Diane Johnston 2001 Irrevocable Gift Trust dated April 23, 2001, Johnston Living Trust dated March 27, 2001 and Matthew Johnston, as Seller Representative, on the other hand, dated August 9, 2002.

2.3
BNI Asset Purchase Agreement by and among Hall, Kinion & Associates, Inc., and OnStaff Acquisition Corp., on the one hand, and Boardnetwork.com, Jeffrey A. Evans, Matthew Johnston Grantor Retained Annuity Trust dated April 23, 2001, Diane Prince Johnston Grantor Retained Annuity Trust dated April 23, 2001, Matthew and Diane Johnston 2001 Irrevocable Gift Trust dated April 23, 2001, Johnston Living Trust dated March 27, 2001 and Matthew Johnston, as Seller Representative, on the other hand, dated August 9, 2002.

4.4	Registration Rights Agreement.

10.10	First Amendment to Revolving Loan and Security Agreement between the Registrant and Comerica Bank dated August 9, 2002.

99.1	Press Release dated August 9, 2002